Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-193715 and No. 333-183481) and on Form S-8 (No. 333-140152) of Martin Midstream Partners L.P. of our report dated July 28, 2014, with respect to the combined balance sheet of Atlas Pipeline Holdings, LLC and Atlas Pipeline NGL Holdings II, LLC as of December 31, 2013 and the related combined statements of operations, member's capital, and cash flows for the year then ended.

/s/ KPMG LLP

Dallas, Texas
July 28, 2014

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